Exhibit 99.1

Tix Corporation Reports 2010 Second Quarter and First Six Month Results

STUDIO CITY, CA, August 9, 2010 – Tix Corporation (the “Company”) (Nasdaq: TIXC), a leading integrated entertainment company providing discount and premium ticketing services, event and branded merchandising and production / promotion of live concert and theatrical events, today reported results for the second quarter and six months ended June 30, 2010.

Due primarily to a decline in revenue from the Company’s Live Entertainment segment, second quarter 2010 revenues were $14.8 million compared with $26.6 million for the same period a year ago.  Consolidated net loss for the second quarter was $1.3 million, which includes a charge of $1.0 million discussed below, or a loss of $0.04 per diluted common share, compared to net income of $659,000, or $0.02 per diluted common share reported in the second quarter of 2009.

For the first six months of the year the Company reported revenue of $31.6 million compared with $46.8 million for the same period a year ago.  Consolidated net loss for the first six months was $1.3 million, which includes a charge of $1.0 million discussed below, or a loss of $0.04 per diluted common share, compared to net income of $954,000, or $0.03 per diluted common share reported in the first six months of 2009.

Mitch Francis, CEO of Tix Corporation stated, “While our Ticketing Services segment generated increased revenue and operated profitably, our revenue performance for the quarter was impacted by our Exhibit Merchandising and Live Entertainment segments.   Exhibit Merchandising revenues were impacted by the movement of our retail specialty stores to new locations while our Live Entertainment segment produced fewer shows during the second quarter of 2010 compared with the comparable period in 2009.  Our Live Entertainment segment does experience significant volatility quarter to quarter.”

Mr. Francis continued, “Our Tix4Tonight discount ticketing division continues to perform well as commissions and fees increased 14% to almost $5.1 million.  Consumers continue to react very favorably to our discount offerings and show selections.”

“I believe it is important to emphasize the volume of transactions that we perform at our Tix4Tonight discount ticketing division.  We record revenues from our Tix4Tonight discount ticketing division on a net basis, which only includes fees and commissions.   It should be noted however that on a gross level, we transacted approximately $23 million in gross ticket sales which is a 15% improvement over the comparable period in 2009.”

Mr. Francis continued, “We expect the fiscal year second half revenues to be stronger than the first half.   Exhibit Merchandising now has four specialty store locations up and running with only one location scheduled to move during the remainder of this fiscal year.   We anticipate increased revenue in the second half of this year for our Live Entertainment segment as compared to the first half of 2010.  Historically the third quarter of the year is our slowest quarter, but due to the current portfolio of shows and the upcoming schedules, we expect to see a stronger third quarter than we traditionally experience.  The fourth quarter, due to the holiday season and related shows, is traditionally our strongest quarter.  Lastly, our ticketing services segment continues to grow steadily.”

TIXC Reports Second Quarter 2010 Results

August 9, 2010

Second Quarter Segmental Operating Results

Ticketing Services Segment

Overall revenue from the Company's Ticketing Services segment, which includes revenue from discount and premium ticket sales, increased 9% to $5.1 million for the quarter compared to $4.7 million in the same period in 2009.  The increase in Ticketing Services revenues is the result of a $615,000 increase, or 14%, in Tix4Tonight discount ticketing division revenues offset by an $187,000 decline in premium ticket revenues.

During the periods ended June 30, 2010, the Company recorded a charge for bad debt of $1.0 million.  This balance owed to us is related to our premium ticket business done through our Tix4AnyEvent name, which is part of the Company’s Ticketing Services segment.  Throughout fiscal year 2009, the Company both advanced funds and purchased tickets on behalf of an unrelated ticket broker.  The tickets were for various sporting and live entertainment events, including the recent FIFA World Cup event concluded in July 2010.  The broker’s responsibility was to sell the tickets and both refund the Company’s advances and provide it with a commission based on the agreement.  Due to non-payment, the Company has hired legal counsel to pursue collection.  Based on management’s current belief that collection is uncertain, the Company recorded a full reserve against the balance owed to us of $1.0 million.

Operating income was $391,000 during the quarter compared to $2.0 million in the same period in 2009.   This decline was due to the $1.0 million charge discussed above.  In addition, we incurred $385,000 in litigation expense to defend our trademark and antitrust litigation with the same competitor.   Our gross margins declined to 56% as compared to 63% in the comparable period in 2009 due to increased rent expense and planned increases in additional staff to manage our continued growth.

Exhibit Merchandising Segment

Overall revenues from Exhibit Merchandising , which operates retail specialty stores for touring museum exhibitions and touring theatrical productions, was $1.8 million during the quarter compared to $2.3 million in the same period in 2009. Revenue is primarily derived from the Company's specialty retail stores associated with the sale of merchandise related to touring exhibits and for the quarter was mainly derived from "Tutankhamun and The Golden Age of the Pharaohs."

The $498,000 decline in revenues during the second quarter of 2010 is due to the move of the exhibits, ’Tutankhamun and The Golden Age of the Pharaohs’ from San Francisco to New York, ’Tutankhamun the Golden King and the Great Pharaohs’ from Toronto,  Canada to Denver, and ’Real Pirates: The Untold Story of the Whydah from Slave Ship to Pirate Ship’ from Norfolk to St. Louis, which caused the exhibits to be closed for approximately 98 combined days as compared to 40 days during the comparable period in 2009.  Exhibit Merchandising introduced one new exhibit during the second quarter of 2010 titled “Cleopatra: The Search for the Last Queen of Egypt” which opened in Philadelphia on June 5, 2010, and is anticipated to run until January 2, 2011, before moving to four other cities that are currently scheduled.

TIXC Reports Second Quarter 2010 Results

August 9, 2010

Along with the decline in revenue of approximately $498,000, the operating loss for the quarter was $326,000 compared to an operating loss of $16,000 in the comparable period in 2009.

Live Entertainment Segment

Tix Productions, which produces and presents live entertainment events, generated revenues of $7.9 million during the second quarter of 2010, compared to $19.6 million in the prior year comparable period.  The $11.7 million decrease in revenues is due to a decrease in show dates in the second quarter of 2010. In the second quarter of 2010, we presented or produced 219 show dates as compared to 305 show dates in the second quarter of 2009.  Historically, this segment experiences significant volatility from quarter to quarter.

Due to the decline in revenues of $11.7 million, offset by an improved gross margin of 12% compared to 6% and a decline in selling, general and administrative expenses of $167,000, or 15%, over the comparable period in 2009, our operating loss was $212,000 compared to an operating loss of $28,000 during the comparable period.

Conclusion

Mr. Francis concluded, “We remain firmly committed to attaining profitable growth through the execution of our strategic plan.  We are focused on becoming the leading discount ticket seller in the United States while building our other businesses.  Our strong balance sheet and debt-free position enable us to take advantage of the many growth opportunities we are seeing in our markets.”

Investor Conference Call

The Company will not host a conference call following this earnings release.  Investors are encouraged to contact the Company’s investor relations firm, Makovsky + Company, with any questions regarding the Company’s results.

About TIX Corporation

Tix Corporation (Nasdaq: TIXC) is an integrated entertainment company providing discount and premium ticketing services, event and branded merchandising, and production / promotion of live concert and theatrical events. It currently operates eleven discount ticket stores in Las Vegas under the Tix4Tonight marquee, and offers up to a 50 percent discount for same-day shows, concerts, attractions and sporting events, as well as discount reservations for dining. The Company also offers premium tickets to concerts, theater and sporting events throughout the United States under its Tix4AnyEvent.com brand. The Company's Exhibit Merchandising operation is engaged in branded merchandise development and sales activities related to museum exhibitions and other events, including the King Tutankhamun and Real Pirates tours; selling themed souvenir memorabilia and collector's items in specialty stores in conjunction with the specific events and venues. Tix Productions is dedicated to live concert and theatrical promotion and production throughout the United States, Canada and Europe, and operates under the banners of Magic Arts & Entertainment and NewSpace Entertainment.

TIXC Reports Second Quarter 2010 Results

August 9, 2010

Safe Harbor Statement

Except for the historical information contained herein, certain matters discussed in this press release are forward-looking statements which involve risks and uncertainties. These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are discussed in the Company's various filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements.

Financial Tables to Follow
Contact for Investors:

Gene Marbach, Makovsky + Co., 212-508-9645, gmarbach@makovsky.com
Daniela Viola, Makovsky + Co., 212-508-9676, dviola@makovsky.com

TIXC Reports Second Quarter 2010 Results

August 9, 2010

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash	$8,453,000	$9,885,000
Accounts receivable, including show revenues earned but not billed	423,000	1,911,000
Advances to vendors, net	-	964,000
Inventory, net	1,921,000	2,172,000
Prepaid expenses and other current assets	1,486,000	1,350,000
Total current assets	12,283,000	16,282,000

Property and equipment, net	1,558,000	1,308,000

Other assets:
Intangible assets:
Goodwill	7,104,000	5,895,000
Intangibles, net	4,675,000	4,499,000
Total intangible assets	11,779,000	10,394,000
Investments in and advances to nonconsolidated affiliates	713,000	1,052,000
Capitalized theatrical costs	344,000	368,000
Deposits and other assets	161,000	158,000
Total other assets	12,997,000	11,972,000
Total assets	$26,838,000	$29,562,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,938,000	$6,357,000
Accrued expenses	1,096,000	1,797,000
Deferred revenue	545,000	160,000
Other current liabilities	132,000	120,000
Convertible note payable	1,000,000	-
Total current liabilities	6,711,000	8,434,000

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized; none issued
Common Stock, $.08 par value; 100,000,000 shares authorized; 31,123,357 shares net of 2,340,103 treasury shares, issued at June 30, 2010 and December 31, 2009 respectively	2,678,000	2,678,000
Additional paid-in capital	90,192,000	89,955,000
Cost of shares held in treasury	(4,610,000)	(4,610,000)
Accumulated deficit	(68,156,000)	(66,902,000)
Accumulated other comprehensive income	23,000	7,000
Total stockholders' equity	20,127,000	21,128,000
Total liabilities and stockholders' equity	$26,838,000	$29,562,000

TIXC Reports Second Quarter 2010 Results

August 9, 2010

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended June 30,
	2010	2009

Revenues	$14,806,000	$26,584,000
Operating expenses:
Direct costs of revenues	10,261,000	21,410,000
Selling and marketing expenses	376,000	581,000
General and administrative expenses, including non-cash equity-based costs of $202,000 and $438,000 in 2010 and 2009, respectively (including $202,000 and $303,000 for officers, directors and employees in 2010 and 2009, respectively)	4,811,000	3,337,000
Depreciation and amortization	665,000	626,000
Total costs and expenses	16,113,000	25,954,000
Operating income (loss)	(1,307,000)	630,000
Other:
Other income	71,000	129,000
Interest income	18,000	9,000
Interest expense	(2,000)	(3,000)
Other income, net	87,000	135,000
Net income (loss) before income tax expense	(1,220,000)	765,000
Current income tax expense	111,000	106,000
Net income (loss)	(1,331,000)	659,000
Other comprehensive income (loss)
Foreign currency translation adjustments	(5,000)	9,000
Comprehensive income (loss)	$(1,336,000)	$668,000
Net income (loss) per common share -
Basic	$(0.04)	$0.02
Diluted	$(0.04)	$0.02
Weighted average common shares outstanding -
Basic	31,123,357	32,361,325
Diluted	31,123,357	32,645,364

TIXC Reports Second Quarter 2010 Results

August 9, 2010

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Six Months Ended June 30,
	2010	2009

Revenues	$31,556,000	$46,754,000
Operating expenses:
Direct costs of revenues	22,090,000	36,336,000
Selling and marketing expenses	776,000	1,187,000
General and administrative expenses, including non-cash equity-based costs of $237,000 and $851,000 in 2010 and 2009, respectively (including $237,000 and $693,000 for officers, directors and employees in 2010 and 2009, respectively)	8,646,000	7,093,000
Depreciation and amortization	1,286,000	1,247,000
Total costs and expenses	32,798,000	45,863,000
Operating income (loss)	(1,242,000)	891,000
Other:
Other income	78,000	154,000
Interest income	25,000	22,000
Interest expense	(4,000)	(7,000)
Other income, net	99,000	169,000
Net income (loss) before income tax expense	(1,143,000)	1,060,000
Current income tax expense	111,000	106,000
Net income (loss)	(1,254,000)	954,000
Other comprehensive income
Foreign currency translation adjustments	16,000	14,000
Comprehensive income (loss)	$(1,238,000)	$968,000
Net income (loss) per common share -
Basic	$(0.04)	$0.03
Diluted	$(0.04)	$0.03
Weighted average common shares outstanding -
Basic	31,123,357	32,332,963
Diluted	31,123,357	32,592,125

TIXC Reports Second Quarter 2010 Results

August 9, 2010

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$(1,254,000)	$954,000
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	291,000	264,000
Amortization of intangible assets	995,000	983,000
Fair value of common stock issued for services to employees	-	8,000
Fair value of common stock issued for services to consultants	-	50,000
Fair value of options issued to employees and directors	237,000	685,000
Fair value of warrants issued to consultants	-	108,000
Loss on advance to vendors	991,000	-
Change in allowance of inventory	2,000	(2,000)
(Increase) decrease in:
Accounts receivable	1,488,000	66,000
Advances to vendors	(27,000)	-
Advances to non consolidated affiliates	37,000	-
Inventory	249,000	1,073,000
Prepaid expenses and other current assets	(136,000)	243,000
Capitalized theatrical costs, deposits and other assets	24,000	(456,000)
Increase (decrease) in:
Accounts payable and accrued expenses	(2,850,000)	324,000
Income taxes payable	-	106,000
Deferred revenue	385,000	(20,000)
Deferred rent	52,000	(33,000)
Net cash provided by operating activities	484,000	4,353,000

Cash flows from investing activities:
Purchases of property and equipment	(394,000)	(98,000)
Purchase of All Access Entertainment	(1,500,000)	-
Net cash used in investing activities	(1,894,000)	(98,000)

Cash flows from financing activities:
Cost of treasury stock	-	(443,000)
Payments on capital lease obligations	(38,000)	(28,000)
Net proceeds from exercise of options and warrants	-	(46,000)
Net cash used in financing activities	(38,000)	(517,000)

Effect of exchange rate changes on cash	16,000	14,000

Change in Cash:
Net increase (decrease)	(1,432,000)	3,752,000
Balance at beginning of period	9,885,000	9,192,000
Balance at end of period	$8,453,000	$12,944,000

Supplemental disclosures of cash flow information:

Cash paid for:
Income taxes	$111,000	$-
Interest	$4,000	$7,000

Non-cash operating activities
At December 31, 2009, the Company accrued $474,000 for future losses, wind down costs and reserves against the remaining investments related to “101 Dalmatians the Musical” (See Note 3). During the six months ended June 30, 2010, the actual costs incurred approximated $200,000 which amount was offset against the original accrual of $474,000. The remaining balance of $274,000 is offset against the “Investment in and advances to nonconsolidated affiliates” on the June 30, 2010 condensed consolidated balance sheets	$274,000	$-

Non-cash investing activities
Issuance of secured convertible note payable related to the acquisition of All Access Entertainment	$1,000,000	$-
Issuance of 190,476 earn-out shares of common stock in conjunction with the acquisition of Magic Arts & Entertainment - Florida, Inc. in 2009	$-	$256,000

TIXC Reports Second Quarter 2010 Results

August 9, 2010

Consolidating Statement of Operations (Unaudited)
Six months ended June 30,

	Ticketing	Exhibit	Live
	Services	Merchandising	Entertainment	Corporate		Consolidated

2010
Revenue	$9,841,000	$4,368,000	$17,347,000	$		$31,556,000
Direct cost of revenues	4,182,000	2,580,000	15,328,000			22,090,000
Selling, general and administrative expenses	3,692,000	1,368,000	2,025,000		2,337,000	9,422,000
Depreciation and amortization	296,000	577,000	397,000		16,000	1,286,000
Operating income (loss)	$1,671,000	$(157,000)	$(403,000)		$(2,353,000)	$(1,242,000)

2009
Revenue	$8,825,000	5,110,000	32,819,000			46,754,000
Direct cost of revenues	3,263,000	3,103,000	29,971,000			36,336,000
Selling, general and administrative expenses	1,775,000	1,267,000	2,334,000		2,904,000	8,280,000
Depreciation and amortization	119,000	593,000	395,000		140,000	1,247,000
Operating income (loss)	$3,668,000	147,000	120,000		(3,044,000)	891,000

Consolidating Statement of Operations (Unaudited)
Three months ended June 30,

	Ticketing	Exhibit	Live
	Services	Merchandising	Entertainment	Corporate		Consolidated

2010
Revenue	$5,098,000	$1,823,000	$7,885,000	$		$14,806,000
Direct cost of revenues	2,202,000	1,133,000	6,926,000			10,261,000
Selling, general and administrative expenses	2,332,000	731,000	973,000		1,151,000	5,187,000
Depreciation and amortization	173,000	285,000	198,000		9,000	665,000
Operating income (loss)	$391,000	$(326,000)	$(212,000)		$(1,160,000)	$(1,307,000)

2009
Revenue	$4,670,000	$2,321,000	$19,593,000	$		$26,584,000
Direct cost of revenues	1,729,000	1,398,000	18,283,000			21,410,000
Selling, general and administrative expenses	904,000	642,000	1,140,000		1,232,000	3,918,000
Depreciation and amortization	61,000	297,000	198,000		70,000	626,000
Operating income (loss)	$1,976,000	$(16,000)	$(28,000)		$(1,302,000)	$630,000